RESOLUTIONS of the Board of Directors of Golden Eagle International, Inc. adopted June 15, 2009

WHEREAS, the directors deem it to be in the best interest of the Corporation and its shareholders to amend the bylaws of the Corporation.

NOW, THEREFORE, BE IT RESOLVED:

a.     That Article 6.1 of the bylaws be deleted and replaced with the following:

Share Certificates. The shares of the Corporation shall be represented by certificates or, where allowed for or required by applicable law, shall be electronically issued without a certificate. Every registered holder of one or more shares of the Corporation is entitled, at the option of the holder, to a share certificate, or a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and the class of shares held as shown on the securities register. Any certificate shall be signed in accordance with these bylaws and need not be under corporate seal. Certificates shall be manually countersigned by at least one director or officer of the Corporation and may be countersigned by or on behalf of a registrar or transfer agent of the Corporation. Subject to the provisions of the Colorado Business Corporations Act, the signature of any signing director, officer, transfer agent or registrar may be printed or mechanically reproduced on the certificate. Every printed or mechanically reproduced signature is deemed to be the signature of the person whose signature it reproduces and is binding on the Corporation. A certificate executed as set out in this section is valid even if a director or officer whose printed or mechanically reproduced signature appears on the certificate no longer holds office as of the date of the issue of the certificate.

b.     That Article 6.2 of the bylaws be deleted and replaced with the following:

Replacement of Lost Certificates. The director or any officer or agent designated by the Board of Directors may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken or which does not comply as to form with the requirements from time to time of the Colorado Business Corporations Act in this regard, on payment of such fee as the Board of Directors may direct and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board of Directors may from time to time prescribe, whether generally or in any particular case.

c.     That Article 6.3 of the bylaws be deleted and replaced with the following:

Transfer Agent and Registrars. The Board of Directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfer, but one person may be appointed both registrar and transfer agent. The Board of Directors may at any time terminate any such appointment.

d.     That Article 6.4 of the bylaws be deleted and replaced with the following:

Registration of Transfer.

(a)	Subject to the provisions of the Business Corporations Act, the transfer of a share may only be registered in the Corporation’s securities register upon or by:

(i)	presentation and surrender of the certificate representing such share with an endorsement, which complies with the Colorado Business Corporations Act, made on the certificate or delivered with the certificate, duly executed by an appropriate person as provided by the Colorado Business Corporations Act, together with reasonable assurance that the endorsement is genuine and effective, upon payment of all applicable taxes and in any reasonable fees prescribed by the Board of Directors; or

(ii)	in the case of shares electronically issued without a certificate, upon receipt of proper transfer instructions from the registered holder of the shares, a duly authorized attorney of the registered owner of the shares or an individual presenting proper evidence of succession, assignment or authority to the transfer of the shares.

(b)	The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the person in whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

(c)	Neither the Corporation nor any director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

(d)	Every instrument of transfer shall be executed by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or branch transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or branch transfer agent or registrar or branch registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Corporation or its transfer agent or branch transfer agent or registrar or branch registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

(e)	There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

e.     That Article 6.5 of the bylaws be deleted and replaced with the following:

Recognition of Record Holder. (a) Subject to the provisions of the Colorado Business Corporations Act, the Corporation shall treat as absolute owner of the share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

(b)	If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share. Joint Shareholders may collectively designate in writing an address as their recorded address for service of notice and payment of dividends, but in default of such designation the address of the first named joint Shareholder shall be deemed to be the recorded address aforesaid.

(c)	In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

f.     That Article 6.7 of the by-laws be deleted.

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